As filed with the Securities and Exchange Commission on March 10, 2004
Registration No. 333-62650

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

ESTERLINE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	13-2595091
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 108th Avenue NE
Bellevue, Washington 98004
(425) 453-9400
(Address, including zip code, and telephone number, including area code of principal executive offices)

ESTERLINE TECHNOLOGIES CORPORATION
AMENDED AND RESTATED 1997 STOCK OPTION PLAN
(Full title of the plan)

ROBERT W. CREMIN
Chairman, President and Chief Executive Officer
Esterline Technologies Corporation
500 108th Avenue NE
Bellevue, Washington 98004
(425) 453-9400
(Name, address and telephone number, including area code, of agent for service)

______________________

Copies to:

ANDREW BOR
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 359-8000

______________________

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.20 per share, under the Esterline Technologies Corporation Amended and Restated 1997 Stock Option Plan	(1)	(1)	(1)	(1)

(1)

No additional securities are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on June 8, 2001 (Registration No. 333-62650) for the plan. Therefore, no further registration fee is required.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

AMENDMENT TO THE REGISTRATION STATEMENT

The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission (the "Commission") on June 8, 2001 (Registration No. 333-62650) (the "Registration Statement") is hereby amended to provide that the Registrant suspended its Amended and Restated 1997 Stock Option Plan (the "1997 Plan") with respect to issuances of new stock option grants thereunder, effective March 3, 2004, and adopted a new plan, the 2004 Equity Incentive Plan (the "2004 Plan"), effective as of March 3, 2004. Up to 682,000 shares available for issuance but not issued or subject to outstanding options under the 1997 Plan (the "Unissued Option Shares") are no longer issuable under the 1997 Plan and may now be issued under the 2004 Plan. In addition, up to 1,210,250 shares subject to outstanding options under the 1997 Plan that cease to be subject to such options, other than by reason of exercise or settlement of the options to the extent they are exercised for or settled in shares (the "Unexercised Option Shares"), 500,000 of which were registered on the Registration Statement, will no longer be available for issuance under the 1997 Plan but will be available for issuance under the 2004 Plan. A registration statement on Form S-8 with respect to the Unissued Option Shares and the Unexercised Option Shares (the "New Registration Statement"), is being filed with the Commission concurrently with this Post-Effective Amendment No. 1.

The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the 1997 Plan; however, $2,597.05 paid by the Registrant in connection with the registration fee associated with an aggregate of 500,000 of the Unexercised Option Shares will be carried forward from the Registration Statement to the New Registration Statement.

The contents of the Registration Statement are otherwise incorporated by reference into this Post-Effective Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this amendment.

ITEM 8. EXHIBITS.

EXHIBIT
NO.	DESCRIPTION

5.1*	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

_______________
*	Previously filed as an exhibit to the Registration Statement.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 9th day of March, 2004.

ESTERLINE TECHNOLOGIES CORPORATION

By:	/s/ Robert W. Cremin

Robert W. Cremin
Chairman, President and Chief Executive
Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 Registration Statement has been signed by the following persons in the capacities indicated below on the 9th day of March, 2004.

Signature	Title

/s/ Robert W. Cremin	Chairman, President and Chief Executive Officer
(Principal Executive Officer)
Robert W. Cremin

/s/ Robert D. George	Vice President, Chief Financial Officer, Secretary and
Treasurer (Principal Financial and Accounting Officer)
Robert D. George

*/s/ Richard R. Albrecht	Director

By Robert D. George, Attorney-in-Fact
Richard R. Albrecht

*/s/ Ross J. Centanni	Director

By Robert D. George, Attorney-in-Fact
Ross J. Centanni

*/s/ John F. Clearman	Director

By Robert D. George, Attorney-in-Fact
John F. Clearman

*/s/ Robert S. Cline	Director

By Robert D. George, Attorney-in-Fact
Robert S. Cline

*	By Robert D. George, Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT
NO.	DESCRIPTION

5.1*	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

_______________
*	Previously filed as an exhibit to the Registration Statement.

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